Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated June 27, 2013, with respect to the statement of net assets available for benefits of the Allegheny Technologies Retirement Savings Plan of Allegheny Technologies Incorporated as of December 31, 2012 incorporated by reference in the Registration Statement No. 333-188641 on Form S-8 and included in this Annual Report (Form 11-K) filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
June 12, 2014